                               SCHEDULE 14A
                              (Rule 14a-101)

                  INFORMATION REQUIRED IN PROXY STATEMENT

                         SCHEDULE 14A INFORMATION

             PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                           (AMENDMENT NO. ____)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                              MANATRON, INC.
             (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           ----------------------------------------------------
 (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11.

     1)   Title of each class of securities to which transaction applies:
          -----------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:
          -----------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          -----------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          -----------------------------------------------------------------
     5)   Total fee paid:
          -----------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
          -----------------------------------------------------------------
     2)   Form, Schedule or Registration Statement no.:
          -----------------------------------------------------------------
     3)   Filing Party:
          -----------------------------------------------------------------
     4)   Date Filed:
          -----------------------------------------------------------------

                              [MANATRON LOGO]


                           2970 South 9th Street
                         Kalamazoo, Michigan 49009





                             September 8, 1998

To Our Shareholders:

     You are cordially invited to attend the 1998 Annual Meeting of Shareholders of Manatron, Inc. The meeting will be held at the Holiday Inn-West, in Kalamazoo, Michigan, on Thursday, October 8, 1998, at
4:00 p.m., local time.

     On the following pages, you will find the Notice of Annual Meeting of Shareholders and the Proxy Statement. The Proxy Statement and enclosed form of proxy are being furnished to shareholders on or about September 8, 1998. A report on Manatron's activities and its outlook for the future also will be presented at the meeting.

     It is important that your shares be represented and voted at the annual meeting, regardless of the size of your holdings. Whether or not you plan to attend the annual meeting, we urge you to SIGN, DATE, AND RETURN AS SOON AS POSSIBLE the enclosed proxy card. Sending a proxy will not affect your right to vote in person in the event you attend the meeting.

                                   Respectfully,

                                   /s/ Randall L. Peat

                                   Randall L. Peat
                                   Chairman of the Board of Directors


---------------------------------------------------------------------------
     YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE MEETING,
        PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY.
---------------------------------------------------------------------------

                              [MANATRON LOGO]


                           2970 South 9th Street
                         Kalamazoo, Michigan 49009





                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

     The Annual Meeting of Shareholders of Manatron, Inc., will be held at the Holiday Inn-West, in Kalamazoo, Michigan, on Thursday, October 8, 1998, at 4:00 p.m., local time, for the following purposes:

     (i) To elect one director for a two-year term expiring in 2000 and three directors for three-year terms expiring in 2001.

     (ii)  To approve the Restricted Stock Plan of 1998.

     (iii) To approve the Employee Stock Purchase Plan of 1998.

     (iv) To transact any other business that may properly come before the meeting.

     Only shareholders of record as of the close of business on August 28, 1998, are entitled to notice of and to vote at the annual meeting.

     A copy of the Annual Report to Shareholders for the fiscal year ended April 30, 1998, is enclosed with this Notice. The following Proxy Statement and enclosed proxy are being furnished to shareholders on or about September 8, 1998.


                                   BY ORDER OF THE BOARD OF DIRECTORS


                                   /s/ Jane M. Rix


Kalamazoo, Michigan                Jane M. Rix
September 8, 1998                  Secretary

                              MANATRON, INC.

                           2970 SOUTH 9TH STREET
                         KALAMAZOO, MICHIGAN 49009

                      ANNUAL MEETING OF SHAREHOLDERS

                             SEPTEMBER 8, 1998


                              PROXY STATEMENT

     This Proxy Statement and the enclosed proxy are being furnished to shareholders of common stock of Manatron, Inc. (the "Company") on or about September 8, 1998, in connection with the solicitation of proxies by the Board of Directors to be voted at the 1998 Annual Meeting of Shareholders to be held on Thursday, October 8, 1998, at 4:00 p.m., local time, and at an adjournment of that meeting, if any. The annual meeting will be held at the Holiday Inn-West, in Kalamazoo, Michigan.

     The purpose of the annual meeting is to consider and vote upon (i) the election of one director for a two-year term expiring in 2000 and three directors for three-year terms expiring in 2001; (ii) the approval of the Company's Restricted Stock Plan of 1998; and (iii) the approval of the Company's Employee Stock Purchase Plan of 1998. Proxies in the accompanying form, if properly executed, duly returned to the Company, and not revoked, will be voted at the annual meeting. If a shareholder specifies a choice, the shares represented by proxy will be voted as specified. If no choice is specified, the shares represented by proxy will be voted for the election of all nominees named in this Proxy Statement, for approval of the Company's Restricted Stock Plan of 1998, for approval of the Company's Employee Stock Purchase Plan, and in accordance with the discretion of the persons named as proxies on any other matters that may come before the meeting or any adjournment of the meeting. For purposes of determining the presence or absence of a quorum for the transaction of business at the meeting, all shares for which a proxy or vote is received, including abstentions and shares represented by a broker vote on any matter, will be counted as present and represented at the meeting.

     Any shareholder executing and returning the enclosed form of proxy may revoke it at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company at the address set forth above or by attending and voting at the annual meeting.

     The Company has no knowledge of any matter to be presented for consideration at the annual meeting other than that stated in the Notice of Annual Meeting of Shareholders. If any other matter should properly come before the meeting, the persons named in the proxy will have discretionary authority to vote in accordance with their judgment.

---------------------------------------------------------------------------
     YOUR VOTE IS IMPORTANT.  EVEN IF YOU PLAN TO ATTEND THE MEETING,
        PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY PROMPTLY.
---------------------------------------------------------------------------


                           ELECTION OF DIRECTORS

     The Board of Directors proposes that the following four individuals be elected as directors for the terms set forth below:

                           TERM EXPIRING IN 2000

                              Harry C. Vorys

                          TERMS EXPIRING IN 2001

                               Gene Bledsoe
                                Jane M. Rix
                               Allen F. Peat

     Incumbent director Mr. Vorys has been nominated to occupy the seat previously held by Mr. Melvin J. Trumble who passed away on May 7, 1998.

     This Proxy Statement contains more information about the director nominees. All nominees presently are directors of the Company whose terms will expire at the 1998 annual meeting. Unless otherwise directed by a shareholder's proxy, the persons named as proxies intend to vote for the nominees identified above. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now anticipated, the Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the election of the substitute nominee designated by the Board of Directors. If a substitute nominee is not selected, all proxies will be voted for the election of the remaining nominees. Proxies will not be voted for a greater number of persons than the number of nominees named in this Proxy Statement.

     A plurality of the shares present in person or represented by proxy and voting on the election of directors is required to elect directors.
For the purpose of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted on the election, and the number of shares for which a plurality is required will be reduced by the number of shares not voted.

                YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU
            VOTE FOR THE ELECTION OF ALL NOMINEES AS DIRECTORS

          APPROVAL OF THE COMPANY'S RESTRICTED STOCK PLAN OF 1998

     On March 26, 1998, the Board of Directors adopted, subject to shareholder approval, the Restricted Stock Plan of 1998 (the "Restricted Plan") to be effective as of April 1, 1998. The Board of Directors firmly believes that the Company's long-term interests are best advanced by giving certain employees additional incentive to make significant contributions to the long-term performance and growth of the Company. The Restricted Plan is intended to join the interest of the Company's employees with the interest of the Company's shareholders and to assist the Company in attracting, rewarding, and retaining certain employees by providing them with an opportunity to acquire shares of Common Stock of the Company. The Board of Directors believes that the adoption and implementation of the Restricted Plan is in the best interests of the Company and its shareholders and desires to make additional shares available for restricted stock awards.

     A maximum of 100,000 shares of Common Stock (subject to certain antidilution adjustments) will be available for awards of restricted stock under the Restricted Plan. Shares to be issued under the Restricted Plan are expected to be authorized but unissued shares. In July 1998, the Company granted 2,000 restricted shares to 21 non-executive employees. The market value of the restricted shares on the grant date was $9,250. The restricted shares vest with respect to 20% of the shares on the first anniversary of the grant date, with respect to 30% of the shares on the second anniversary of the grant date and with respect to 50% of the shares on the third anniversary of the grant date. Because the specific participants and the market value of Common Stock on the grant date presently cannot be determined (other than as described in the immediately preceding sentence), the benefits or amounts that would be received by participants under the Restricted Plan in the future are not determinable. Similarly, the benefits or amounts that would have been received by participants (other than those listed above) had the Restricted Plan been in effect during the last completed fiscal year are not determinable.

     The Restricted Plan will not be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and will not be subject to the Employee Retirement Income Security Act of 1974. The Company intends to register shares covered by the Restricted Plan under the Securities Act of 1933, as amended.

     The following is a summary of the principal features of the Restricted Plan. The summary is qualified in its entirety by reference to the terms of the Restricted Plan, the complete text of which is attached as Appendix A to this Proxy Statement.

PARTICIPANTS IN THE RESTRICTED PLAN

     Under the Restricted Plan, employees eligible to receive restricted stock awards include software development employees and other technical-related employees (currently approximately 25 individuals). Other individuals eligible to participate in the Restricted Plan may join the Company in the future. Officers of the Company will not receive awards of restricted stock under the Restricted Plan.

ADMINISTRATION OF THE RESTRICTED PLAN

     The Restricted Plan will be administered by the Stock Option Committee of the Board of Directors (the "Committee"). This Committee consists of three directors who are "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended and "outside directors" as defined in the rules issued under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The Committee will make determinations, subject to the terms of the Restricted Plan and based on recommendations of the Company's Chief Executive Officer, as to the persons to receive restricted stock awards, the amount of restricted stock to be granted to each person, the terms of each grant, and all other determinations necessary or advisable for administration of the Restricted Plan. The Committee can amend the terms of restricted stock granted under the Restricted Plan from time to time in a manner consistent with the Restricted Plan; provided, that no amendment will be effective relating to a particular award of restricted stock without the consent of the relevant participant, except to the extent the amendment operates solely to the benefit of the participant. The Committee will have full authority and discretion to interpret the Restricted Plan.

RESTRICTED STOCK AWARDS

     RESTRICTED STOCK GRANTS. The Committee can grant restricted stock at any time before termination of the Restricted Plan according to its terms. The Committee can grant restricted stock for any amount of consideration, or no consideration, as determined by the Committee. In general, the Committee expects that the Company will receive no consideration upon the award of restricted stock other than the services of the recipient. The Committee will set forth the terms of individual grants of restricted stock in restricted stock agreements. These restricted stock agreements will contain such terms, conditions, and restrictions consistent with the provisions of the Restricted Plan, as the Committee determines to be appropriate. The restrictions will include vesting requirements to encourage long-term contribution to the Company.

     The Company will not grant any participant in the Restricted Plan, with respect to any calendar year, awards representing more than 50% of the total number of shares of Common Stock available for awards under the Restricted Plan.

     TERMINATION OF EMPLOYMENT. The Committee will award restricted stock on the condition that the participant remains an employee of the Company during the restricted period set forth in the restricted stock agreement. If a Participant ceases to be employed by the Company for any reason other than the participant's death, Total Disability (as defined in the Restricted Plan), or any other additional provisions as determined by the Committee pursuant to the Restricted Plan, then the participant will forfeit and return to the Company any shares of restricted stock that remain subject to restrictions on the date of the participant's termination.

     If a participant terminates employment with the Company because of death or Total Disability during the applicable restricted period, the restrictions applicable to the shares of restricted stock automatically will terminate and the restricted stock will vest as of the date of termination, unless the terms of a restricted stock agreement provide otherwise.

     In addition, the Committee may, based upon recommendations of the Chief Executive Officer, include provisions in any restricted stock agreement that permit all or part of any restricted stock award to vest upon the Participant's termination if such termination was by Early Retirement, Normal Retirement, or Consensual Severance (all as defined in the Restricted Plan).

RIGHTS OF HOLDERS OF RESTRICTED STOCK

     Unless the Committee otherwise consents or unless the terms in the restricted stock agreement provide otherwise, a participant will not be permitted to sell, exchange, transfer, pledge, or otherwise dispose of any restricted stock during the applicable restricted period other than to the Company or by will or the laws of descent and distribution. In addition, the Committee could impose other restrictions on shares of restricted stock. Holders of restricted stock will enjoy all other rights of a shareholder with respect to restricted stock, including the right to vote restricted shares at shareholders' meetings and the right to receive all dividends paid with respect to shares of Common Stock. Any securities received by a holder of restricted stock pursuant to a stock dividend, stock split, recapitalization, merger, consolidation, combination, or exchange of shares will be subject to the same terms, conditions, and restrictions that are applicable to the restricted stock for which the shares are received.

FEDERAL INCOME TAX CONSEQUENCES

     Generally, a participant will not recognize income upon the award of restricted stock. However, a participant will be required to recognize compensation income on the value of restricted stock at the time the restricted stock vests (when the restrictions lapse). At the time the participant recognizes compensation income, the Company will be entitled to a corresponding deduction for federal income tax purposes. If restricted stock is forfeited by a participant, the participant will not recognize income and the Company will not receive a deduction. Before the lapse of restrictions, dividends paid on restricted stock, if any, will be reported as compensation income to the participant and the Company will receive a corresponding deduction.

     A participant can, within 30 days after the date of an award of restricted stock, elect to report compensation income for the tax year in which the award of restricted stock occurs. If the participant makes such an election, the amount of compensation income would be the value of the restricted stock at the time of the award. Any later appreciation in the value of the restricted stock will be treated as capital gain and realized only upon the sale of the restricted stock. Dividends received after such an election will be taxable as dividends and not treated as additional compensation income. If, however, restricted stock is forfeited after the participant makes such an election, the participant will not be allowed any deduction for the amount earlier taken into income. Upon the sale of restricted stock, a participant will realize capital gain (or loss) in the amount of the difference between the sale price and the value of the stock previously reported by the participant as compensation income.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Restricted Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted on the proposal, and the number of shares for which a majority is required will be reduced by the number of shares not voted.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
               APPROVAL OF THE RESTRICTED STOCK PLAN OF 1998


      APPROVAL OF THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN OF 1998

     On March 26, 1998, the Board of Directors adopted, subject to shareholder approval, the Employee Stock Purchase Plan of 1998 (the "Purchase Plan") to be effective as of April 1, 1998. The Board of Directors firmly believes that the Company's interests are best advanced by securing for the Company and its shareholders the benefits of the incentive inherent in the ownership of the Company's Common Stock by employees of the Company. The Purchase Plan is intended to supplement and continue forward the Company's Employee Stock Purchase Plan of 1992 (the "1992 Purchase Plan"), which expired by its terms on March 31, 1998. The Purchase Plan is substantially similar to the 1992 Purchase Plan. The Board of Directors believes that the adoption and implementation of the Purchase Plan is in the best interests of the Company and its shareholders and desires to make additional shares available for purchase by employees.

     A maximum of 100,000 shares of Common Stock (subject to certain antidilution adjustments) will be available for purchase under the Purchase Plan. Shares to be issued under the Purchase Plan are expected to be authorized but unissued shares. Of the shares available under the Purchase Plan, 5,000 shares will be available for purchase under the Purchase Plan on the last working day of the third month in each plan quarter (the "Investment Date"). If less than all of the shares available for purchase on an Investment Date are purchased on that Investment Date, the surplus shares will remain available for purchase on later Investment Dates.

      The Purchase Plan is intended to comply with the provisions of Sections 421, 423, and 425 of the Code and the Purchase Plan will be administered, interpreted, and construed in accordance with such provisions. The Company intends to register shares covered by the Purchase Plan under the Securities Act of 1933, as amended.

     The following is a summary of the principal features of the Purchase Plan. The summary is qualified in its entirety by reference to the terms of the Purchase Plan, the complete text of which is attached as Appendix B to this Proxy Statement.

PARTICIPANTS IN THE PURCHASE PLAN

     Except as otherwise provided in the Purchase Plan, all present and future employees of the Company will be eligible to participate in the Purchase Plan unless any of the following apply to an employee: (i) the individual is employed less than 20 hours per week or is employed less than five months in any calendar year; (ii) immediately after participating in the Purchase Plan, the individual will own 5% or more of the total combined voting power or value of all classes of stock of the Company; (iii) at the time of participating in the Purchase Plan, the individual is no longer an employee of the Company; or (iv) the individual is a member of a collective bargaining unit.

     In determining stock ownership, the rules of Section 425(d) of the Code will apply, and stock which the employee could purchase currently or subsequently under outstanding options will be treated as stock owned by the employee.

     No employee will acquire the right to purchase shares of Common Stock which would permit that employee to purchase shares under all of the Company's employee stock purchase plans at a rate exceeding $25,000 of the Fair Market Value (as defined below) of the Common Stock (determined at the time the right is granted) in each calendar year as provided in Section 423(b)(8) of the Code.

     Officers and key employees of the Company may be deemed to have an interest in the Purchase Plan because they may be eligible to participate in the Purchase Plan. Directors who are not employees of the Company will not be eligible to participate.

ADMINISTRATION OF THE PURCHASE PLAN

     The Purchase Plan will be administered by the Committee. Subject to the express provisions of the Purchase Plan and based on recommendations of the Chief Executive Officer, the Committee will have authority to interpret the Purchase Plan, to prescribe, amend, and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Purchase Plan. All determinations under the Purchase Plan will be final and binding upon all persons unless otherwise determined by the Board of Directors.

     The Board of Directors can amend the Purchase Plan in any respect, except that, without the approval of the shareholders, no amendment can (i) increase or decrease the number of shares to be reserved under the Purchase Plan (other than as provided in the Purchase Plan), (ii) change the percentage of the Fair Market Value used to determine the purchase price for shares of Common Stock, or (iii) withdraw the administration of the Purchase Plan from the Committee. Further, the Purchase Plan could not, without approval of the shareholders, be amended to cause the Purchase Plan to fail to meet the requirements of Section 423 of the Code.

PARTICIPATION IN THE PURCHASE PLAN

     The Purchase Plan enables eligible employees of the Company to purchase from the Company shares of Company Common Stock through payroll deductions. Each eligible employee could participate in the Purchase Plan by filing with the Committee an Election to Purchase Form authorizing specified regular payroll deductions from the eligible employee's periodic compensation. Regular payroll deductions will be subject to a minimum deduction of $5 per pay period and a maximum deduction of 10% of base compensation including sales commissions (not including overtime, bonuses, etc.). Payroll deductions will be credited to a participant's Payroll Deduction Account. The Company could, in lieu of payroll deductions, approve equivalent direct payments by a participant for deposit in his or her Payroll Deduction Account. All funds in Payroll Deduction Accounts may be used by the Company for any corporate purpose. All shares purchased for a participant from the funds held in the participant's Payroll Deduction Account will be maintained in a separate Investment Sharebuilder Account.

WITHDRAWAL FROM THE PURCHASE PLAN

     A participant will be entitled to withdraw the balance accumulated in his or her Payroll Deduction Account and cease to be a participant in the Purchase Plan. If a participant ceases to be eligible to participate in the Purchase Plan, no further payroll deductions will be made on the employee's behalf and the accumulated balance in his or her Payroll Deduction Account will be refunded.

TERMINATION OF EMPLOYMENT

     An employee will be deemed to have withdrawn from the Purchase Plan as of the date of termination of employment unless the reason for termination is death or Permanent Disability (as defined in the Purchase Plan).

     If a participant dies, retires, or incurs a Permanent Disability during a plan quarter, no further contributions on behalf of the participant can be made, and unless the participant or executor or administrator of the deceased participant's estate elects to withdraw the balance in the participant's Payroll Deduction Account, the balance accumulated in the participant's Payroll Deduction Account will be used to purchase shares of Common Stock in accordance with the provisions of the Purchase Plan. Any whole shares in a participant's Investment Sharebuilder Account (as defined in the Purchase Plan) will be delivered upon request to the participant or the deceased participant's beneficiary or such other person designated on the Election to Purchase Form.

PURCHASE PRICE

     The purchase price for each share of Common Stock will be 85% of the closing price reported on The Nasdaq SmallCap Market (or such other market that the Company's Common Stock is listed or quoted for trading on) on the investment date (the "Fair Market Value").

TRANSFER AND ASSIGNMENT

     Rights under the Purchase Plan are not transferable by a participant other than by will or the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant.

RECENT ACCOUNTING PRONOUNCEMENT

     A recent interpretation of generally accepted accounting principles requires the Company to record a charge to earnings if certain conditions apply to the Purchase Plan. The Emerging Issues Task Force issued an interpretation in September 1997 entitled "Accounting for Increased Share Authorizations" in IRS Section 423 Employee Stock Purchase Plan under APB Opinion No. 25, "Accounting for Stock Issued to Employees" (Issue No. 97-12) ("EITF 97-12"). Generally, if (i) at the beginning of an offering period, the shares reserved for issuance under an employee stock purchase plan are insufficient to cover all shares issuable throughout the offering period, (ii) shareholders subsequently approve additional shares allocable to an offering period which commenced before the shareholder approval date and (iii) the fair market value for the stock subject to the employee stock purchase plan on the subsequent shareholder approval date is higher than the fair market value on the date when the offering period commenced, then a company would be required to record a charge to earnings to reflect the theoretical compensatory element of the difference in fair market value.

     The Company currently does not intend to issue a greater number of shares than those currently reserved under the Purchase Plan. Accordingly the Company does not expect EITF 97-12 to adversely affect the Company.

FEDERAL INCOME TAX CONSEQUENCES

     The Purchase Plan, and the right of eligible employees to make purchases under the Purchase Plan, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under current federal income tax rules, there will be no tax to employees at the time stock is purchased under the Purchase Plan. If shares are held less than two years after purchase, any gain on subsequent sale or other disposition will be taxed as follows: the lesser of (i) the excess of the Fair Market Value of the shares at the time of disposition over the purchase price of the shares, or (ii) the excess of the Fair Market Value of the shares on the Investment Date over the purchase price. The lesser of (i) or (ii) above will be taxed as compensation income, and any proceeds in excess of (ii) will be taxed as capital gain, long-term or short-term depending upon the holding period. Any gain or loss on subsequent sale after two years from the purchase will be treated as long-term capital gain or loss.

     Payroll deductions under the Purchase Plan will be taxable to a participant as compensation for the year in which such amounts would otherwise have been paid to the participant. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent ordinary income is recognized by the participant upon a sale or disposition of shares before the expiration of the holding period noted above.

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or by proxy and voting on this proposal is required to approve the Purchase Plan. For purposes of counting votes on this proposal, abstentions, broker non-votes, and other shares not voted will not be counted as shares voted on the proposal, and the number of shares for which a majority is required will be reduced by the number of shares not voted.

           YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR
           APPROVAL OF THE EMPLOYEE STOCK PURCHASE PLAN OF 1998


                             VOTING SECURITIES

     Holders of record of common stock at the close of business on August 28, 1998, are entitled to notice of and to vote at the Annual Meeting of Shareholders and at any adjournment of the meeting. As of July 31, 1998, 2,888,083 shares of the Company's common stock, no par value ("Common Stock"), were issued and outstanding. Shareholders are entitled to one vote on each matter presented for shareholder action for each share of Common Stock registered in their names at the close of business on the record date. Shares cannot be voted unless the shareholder is present at the annual meeting or represented by proxy.


                SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL
                           OWNERS AND MANAGEMENT

     The following table sets forth information as to each person known to the Company to have been the beneficial owner of more than 5% of the Company's outstanding shares of Common Stock as of July 31, 1998:

                                            AMOUNT AND NATURE OF BENEFICIAL
                                             OWNERSHIP OF COMMON STOCK<F1>
                                             -----------------------------
                                                    SOLE VOTING
                                                        AND                             PERCENT
 NAME AND ADDRESS OF                                DISPOSITIVE                           OF
  BENEFICIAL OWNER                                   POWER<F2>                         CLASS<F3>
--------------------                         -----------------------------             ---------
Randall L. Peat
47801 - 45th Street
Paw Paw, Michigan 49079                                 571,562                          16.99%

Allen F. Peat
3640 Bal Harbor Blvd., Apt. 513
Punta Gorda, Florida 33950                              489,210                          14.54%

Douglas A. Peat
1084 Josiane
Kalamazoo, Michigan 49009                               200,088                           5.95%
                                      -11-

Richard J. Holloman
816 Wild Turkey Place
Wilmington, North Carolina 28405                        175,202                           5.21%

------------------

<F1> Based on information provided by each person listed.

<F2> These numbers include shares subject to options that are exercisable within 60 days after July 31, 1998, granted under the Company's 1986 Incentive Stock Option Plan, 1989 Stock Option Plan, and 1994 and 1995 Long-Term Incentive Plans.

<F3> These percentages represent the number of shares owned by each beneficial owner as of July 31, 1998, plus the shares allocated to a person's ESOP account, if any, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after July 31, 1998, as a percentage of the total of all outstanding shares as of July 31, 1998, plus the total of all shares that may be acquired through the exercise of outstanding stock options within 60 days after July 31, 1998.


                    SECURITIES OWNERSHIP OF MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned as of July 31, 1998, by each of the Company's directors and nominees for director, each officer whose salary and bonus equaled $100,000 or more ("named executive officers"), and all of the Company's directors and officers as a group:

                                         AMOUNT AND NATURE OF BENEFICIAL
                                          OWNERSHIP OF COMMON STOCK<F1>
                                          -----------------------------
                                                  SOLE VOTING
                                                      AND
      NAME OF                                     DISPOSITIVE                      PERCENT OF
  BENEFICIAL OWNER                                 POWER<F2>                       CLASS<F3>
--------------------                      -----------------------------            ----------
Gene Bledsoe<F4>                                      21,001                           <F*>
Richard J. Holloman                                  175,202                          5.21%
Allen F. Peat                                        489,210                         14.54%
Douglas A. Peat                                      200,088                          5.95%

                                      -12-

Randall L. Peat<F4>                                  571,562                         16.99%
Jane M. Rix                                           12,272                           <F*>
James W. Sanderbeck                                   44,576                          1.32%
Early L. Stephens                                     17,537                           <F*>
Paul R. Sylvester<F4>                                114,405                          3.40%
Melvin J. Trumble<F5>                                     --                             --
Harry C. Vorys                                        20,265                           <F*>
Stephen C. Waterbury                                  18,222                           <F*>
All directors and executive
 officers as a group                               1,730,692                         51.43%

------------------

<F*> Less than 1%.

<F1> The number of shares stated is based on information provided by each person listed and includes shares personally owned of record by the person and shares which, under applicable regulations, are considered to be otherwise beneficially owned by the person.

<F2> These numbers include shares held directly and shares subject to options which are exercisable within 60 days after July 31, 1998, that were awarded under the Company's 1986 Incentive Stock Option Plan, 1989 Stock Option Plan, and 1994 and 1995 Long-Term Incentive Plans. The number of shares subject to options which are exercisable within 60 days after July 31, 1998, for each listed person is as follows:

           Gene Bledsoe                                   4,050
           Richard J. Holloman                           23,750
           Allen F. Peat                                 10,500
           Douglas A. Peat                               10,500
           Randall L. Peat                               30,000
           Jane M. Rix                                   10,000
           James W. Sanderbeck                           30,000
           Early L. Stephens                             17,000
           Paul R. Sylvester                             60,000
           Melvin J. Trumble                                 --
           Harry C. Vorys                                12,041
           Stephen C. Waterbury                           6,254
           All directors and executive                  241,095
            officers as a group

<F3> These percentages represent the number of shares owned by each beneficial owner as of July 31, 1998, plus the shares allocated to a person's ESOP account, plus the shares that may be acquired by each beneficial owner through the exercise of outstanding stock options within 60 days by each after July 31, 1998, as a percentage of the total of all outstanding shares as of July 31, 1998, plus the total of

                                      -13-

     all shares that may be acquired through the exercise of outstanding stock options within 60 days after July 31, 1998.

<F4> Messrs. Bledsoe, Randall Peat, and Sylvester are members of the
     Administrative Committee of the Manatron, Inc. Salary Deferral and Employee Stock Ownership Plan (the "Plan"). Mr. Sylvester, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and a director of the Company, is the trustee of the ESOP portion of the Plan and holds the shares of Common Stock for the ESOP. The Committee has the power to direct the trustee as to the voting of the shares held by the ESOP trust that have not been allocated to individual accounts. Each of the members of the Committee disclaims beneficial ownership of shares held by the ESOP (except any shares allocated to the person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the members of the Committee as individuals unless the shares have been allocated to the person's account under the ESOP. As of July 31, 1998, 95,151 shares have been allocated to participants and 71,438 shares have not yet been allocated under the ESOP.

<F5> Melvin J. Trumble, the Company's Senior Vice President of the
     Appraisal Division and a director of the Company, passed away on May
     7, 1998.

                            BOARD OF DIRECTORS

     By Board resolution the Company's Board of Directors is set at 10 members. The Company's Board of Directors currently consists of nine directors, four of whom are standing for reelection. Mr. Melvin J. Trumble, Senior Vice President of the Company's Appraisal Division and a director of the Company, served as a director from 1995 until his death on May 7, 1998. The Company intends to fill the vacancy left by Mr. Trumble's death in the future. The Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. Each class of directors serves a term of office of three years, with the term of each class expiring at the annual meeting of shareholders in each successive year.

     Biographical information is presented below for each person who either is nominated for election as a director at the 1998 annual meeting or is continuing as an incumbent director. Unless otherwise noted, each director and nominee for director has had the same principal employment for the last five years.

               NOMINEE FOR ELECTION TO TERM EXPIRING IN 2000

     HARRY C. VORYS (age 73) has been a director since 1986. Before his retirement in July 1990, Mr. Vorys was an Executive Vice President and Director of Citizens Trust and Savings Bank of South Haven, Michigan, which later merged into Shoreline Bank. Mr. Vorys served as a director of Shoreline Financial Corporation, the holding company of Shoreline Bank, until May 1997.

              NOMINEES FOR ELECTION TO TERMS EXPIRING IN 2001

     GENE BLEDSOE (age 53) has been a director since 1993. Mr. Bledsoe has been the Managing Partner of the Casal Group Corporation since 1985, a computer industry marketing services and management consulting firm based in Dallas, Texas. Mr. Bledsoe also served as the Company's interim President and Chief Executive Officer from October 1995 through February 1996.

     JANE M. RIX (age 50) has been a director and the Company's Secretary since 1993. Ms. Rix, who has been with the Company since 1977, primarily is responsible for purchasing in addition to her Corporate Secretary duties.

     ALLEN F. PEAT (age 62) has been a director since 1972. Mr. Allen Peat, a cofounder of the Company, served as the Company's Chairman of the Board, President, and Chief Executive Officer until he retired in October 1995. Mr. Allen Peat is the brother of Mr. Randall Peat, Chairman of the Board of Directors of the Company, and is the father of Mr. Douglas Peat, Regional Vice President and a director of the Company.

              INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 1999

     RANDALL L. PEAT (age 50) has been a director since 1972. Mr. Randall Peat, a cofounder of the Company, became Chairman of the Board of Directors in October 1995. Mr. Randall Peat previously held the position of President of the Company's Judicial Information Systems Division. Mr. Randall Peat is the brother of Mr. Allen Peat, a director of the Company, and is the uncle of Mr. Douglas Peat, Regional Vice President and a director of the Company.

     PAUL R. SYLVESTER (age 39) has been a director since 1987.
Mr. Sylvester became President and Chief Executive Officer of the Company in March 1996, and has served as its Vice President-Finance and Chief Financial Officer since 1987. Mr. Sylvester also has been the Company's Treasurer since 1993.

     STEPHEN C. WATERBURY (age 48) has been a director since 1991.
Mr. Waterbury is a partner at the law firm of Warner Norcross & Judd LLP located in Grand Rapids, Michigan.

              INCUMBENT DIRECTORS WHOSE TERMS EXPIRE IN 2000

     DOUGLAS A. PEAT (age 36) has been a director since 1991. Mr. Douglas Peat currently is a Regional Vice President and is responsible primarily for sales and customer service in the state of Michigan. Mr. Douglas Peat was appointed Executive Vice President in October 1994 and held that position until October 1995 and has been employed by the Company in various other sales and marketing positions since 1985. Mr. Douglas Peat is the son of Mr. Allen Peat, a director of the Company, and is the nephew of Mr. Randall Peat, Chairman of the Board of Directors of the Company.

     RICHARD J. HOLLOMAN (age 44) has been a director since 1992.
Mr. Holloman founded Specialized Data Systems, Inc. ("SDS") in 1980 and served as its President until June 1995. The Company acquired SDS in March 1992. Mr. Holloman is currently President and Chief Executive Officer of Vision Software, Inc., located in Wilmington, North Carolina, which designs, develops, and distributes Emergency 911 and public safety software and related services to local governments nationwide.


                       BOARD COMMITTEES AND MEETINGS

     The Company's Board of Directors, which is responsible for the overall management of the business and affairs of the Company, held four meetings since the last annual meeting of shareholders. Each director attended 75% or more of the aggregate of the total number of Board of Directors meetings and the total number of committee meetings of which they were members. The Board of Directors has five standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee, the Nominating Committee, and the Executive Committee. The members of each committee are appointed by the Board of Directors.

     AUDIT COMMITTEE. The Audit Committee is responsible for (i) recommending to the Board of Directors the selection of independent auditors; (ii) reviewing and approving the scope of the yearly audit plan and proposed budget for audit fees; (iii) reviewing the results of the annual audit with the independent auditors; (iv) reviewing the Company's internal controls with the independent auditors; (v) reviewing the recommendations of independent auditors for accounting or operational improvements; (vi) reviewing nonaudit services and special engagements to be performed by the independent auditors; and (vii) reporting to the Board of Directors on the Audit Committee's activities and findings and making recommendations to the Board of Directors on these findings. Messrs. Vorys (Chairman), Bledsoe and Waterbury are members of the Audit Committee. The Audit Committee met once since the last annual meeting of shareholders.

     COMPENSATION COMMITTEE. The responsibilities of the Compensation Committee include (i) recommending the cash and other incentive compensation, if any, to be paid to the Company's executive officers; and
(ii) reviewing awards under stock-based compensation plans approved by the Stock Option Committee. The Compensation Committee consists of Messrs. Vorys (Chairman), Bledsoe, and Waterbury. The Compensation Committee met twice since the last annual meeting of shareholders.

     STOCK OPTION COMMITTEE.  The Stock Option Committee is responsible for
(i) the administration and award of stock options and restricted stock under the Company's stock plans; and (ii) the review of all material proposed option plan changes. In addition, the Stock Option Committee determines the key employees to whom options and restricted stock will be granted, the number of shares covered by each option or award, the exercise price of each option, and other matters associated with option and restricted stock awards. Messrs. Vorys, Bledsoe, and Holloman are members of the Stock Option Committee. The Stock Option Committee met twice since the last annual meeting of shareholders.

     NOMINATING COMMITTEE. The Nominating Committee considers and evaluates the qualifications of potential candidates for the Board of Directors and recommends appropriate candidates to the full Board of Directors. The Nominating Committee consists of Messrs. Bledsoe, Vorys, and Waterbury. The Nominating Committee met once since the last annual meeting of shareholders.

     A shareholder of record of shares of a class entitled to vote at any meeting of shareholders called for the election of directors (an "Election Meeting") may make a nomination at the Election Meeting if, and only if, that shareholder first has delivered, not less than 120 days prior to the date of the Election Meeting in the case of an annual meeting, and not more than seven days following the date of notice of the Election Meeting in the case of a special meeting, a notice to the Secretary of the Company setting forth with respect to each proposed nominee: (i) the name, age, business address, and residence address of the nominee; (ii) the principal occupation or employment of the nominee; (iii) the number of shares of capital stock of the Company that are beneficially owned by the nominee;
(iv) a statement that the nominee is willing to be nominated and to serve; and (v) such other information concerning the nominee as would be required under the rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee.

     EXECUTIVE COMMITTEE. The Executive Committee has the authority to exercise the powers of the Board of Directors in managing the Company's business affairs and property during intervals between meetings of the Board of Directors. The Executive Committee consists of Messrs. Bledsoe, Randall Peat, and Sylvester. The Executive Committee met did not meet since the last annual meeting of shareholders.

                         COMPENSATION OF DIRECTORS

     Nonemployee directors receive a $5,000 annual retainer fee plus compensation in accordance with the following: $500 for attendance at each meeting of the Board of Directors and $250 for attendance at each committee meeting. Directors who are also employees of the Company or its subsidiaries receive no annual retainer and are not compensated for attendance at board or committee meetings.

     Each nonemployee director who has served a full year of service as a member of the Board of Directors is granted an option on the date of each annual meeting of shareholders to purchase 1,000 shares of Common Stock. The per share exercise price of options granted to directors is 100% of the fair market value of the Common Stock on the date each option is granted, except that the per share exercise price of incentive stock options granted to directors who are employees of the Company and who own 10% or more of the Company's Common Stock is 110% of the fair market value. The term of each option may not exceed 10 years.


                          EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation earned during each of the last three fiscal years ended April 30, 1998, 1997, and 1996, by the Company's Chief Executive Officer and the named executive officers:

                        SUMMARY COMPENSATION TABLE
                                                                        LONG-TERM
                                                                       COMPENSATION
                                            ANNUAL COMPENSATION           AWARDS
                                            -------------------        ------------
                                                                        NUMBER OF
                                                                          SHARES
  NAME AND PRINCIPAL                                                    UNDERLYING         ALL OTHER
       POSITION                YEAR        SALARY         BONUS           OPTIONS       COMPENSATION<F1>
----------------------         ----       --------       -------       ------------     ----------------
Paul R. Sylvester              1998       $120,000       $60,000          70,000            $2,275
President, Chief               1997        120,000        24,300          70,000            $3,184
  Executive Officer, and       1996<F2>     99,167        15,000          70,000             9,016
  Chief Financial Officer

Melvin J. Trumble<F3>          1998        105,000        40,000          30,000             1,449
Senior Vice President          1997        105,000        29,000<F4>      30,000             2,351
  of Appraisal Operations      1996        105,000            --          30,000             2,335

                                      -18-

Randall L. Peat                1998         97,000        48,500          30,000            14,450
Chairman of the                1997         97,000        19,000          30,000             2,713
  Board                        1996         97,000            --          30,000            14,976

James W. Sanderbeck            1998         95,200        38,000          30,000             1,464
Chief Operating                1997         95,200        19,000          30,000             2,122
  Officer                      1996         95,200            --          30,000             2,164

Early L. Stephens              1998         69,163        32,800          20,000               108
Chief Technology               1997<F5>     55,000         2,200          10,000                --
  Officer

-----------------------

<F1> All other compensation for the year ended April 30, 1998, includes:
     (i) Company matching contributions under the Company's 401(k) plan of $1,803 for Mr. Sylvester, $1,449 for Mr. Trumble, $1,450 for Mr. Peat, $1,464 for Mr. Sanderbeck, and $108 for Mr. Stephens; and (ii) amounts paid by the Company for life insurance of $472 for Mr. Sylvester and $13,000 for Mr. Peat. In addition, 991 shares were contributed by the Company to Mr. Sylvester's ESOP account, 791 shares were contributed to Mr. Trumble's ESOP account, 749 shares were contributed to Mr. Peat's ESOP account, 758 shares were contributed to Mr. Sanderbeck's ESOP account, and 437 shares were contributed to Mr. Stephen's ESOP account. The market value of the Company's Common Stock on April 30, 1998 was $3.88.

<F2> The information listed for Mr. Sylvester for fiscal year 1996 covers compensation paid to him by the Company for service as Chief Financial Officer from May 1, 1995 to February 29, 1996, and amounts for service as President, Chief Executive Officer, and Chief Financial Officer from March 1, 1996, to April 30, 1996.

<F3> Mr. Trumble passed away on May 7, 1998.

<F4> This amount includes $19,000 paid to Mr. Trumble under the Company's
     1997 Executive Incentive Plan and $10,000 paid to Mr. Trumble as a one-time bonus related to certain sales activities.

<F5> The information listed for Mr. Stephens for fiscal year 1997 covers compensation paid to him by the Company for service as Chief
     Technology Officer from his hire date of June 3, 1996 through April
     30, 1997.

     The following table sets forth information regarding stock options granted to the named executive officer during the fiscal year ended April 30, 1998. Other than listed below, no stock options were granted to the Chief Executive Officer or other named executive officers:

                    OPTION GRANTS IN LAST FISCAL YEAR
                                          INDIVIDUAL GRANTS
                        --------------------------------------------------
                                     PERCENT OF                                 POTENTIAL REALIZABLE
                                        TOTAL                                      VALUE AT ASSUMED
                        NUMBER OF      OPTIONS                                  ANNUAL RATES OF STOCK
                        SECURITIES    GRANTED TO                                 PRICE APPRECIATION
                        UNDERLYING    EMPLOYEES   EXERCISE                         FOR OPTION TERM
                          OPTIONS     IN FISCAL   PRICE PER   EXPIRATION     ---------------------------
    NAME                GRANTED<F1>     YEAR        SHARE        DATE         0%          5%        10%
-----------------       -----------   ---------   ---------   ----------     ----        ----      -----
Early L. Stephens         10,000       15.63%      $  2.00   July 16, 2007    $0       $12,600    $31,900

---------------

<F1> On July 17, 1997, the Company granted options to Mr. Stephens to purchase shares of the Company's Common Stock over a 10-year period. Mr. Stephens is entitled to exercise his options at a price determined by the Stock Option Committee, which was at least 100% of the fair market value of Common Stock on July 17, 1997. Options terminate, subject to certain limited exercise provisions, in the event of death or termination of employment or directorship.

     The following table sets forth the total number of securities underlying unexercised options as of April 30, 1998. Neither the Chief Executive Officer nor any named executive officer exercised any stock options during the same period.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION VALUES
                                                              NUMBER OF
                                                             SECURITIES
                                                             UNDERLYING
                                                             UNEXERCISED
                                                             OPTIONS AT
                                                           FISCAL YEAR-END
                                                  -----------------------------------
               NAME                               EXERCISABLE           UNEXERCISABLE
          -----------------                       -----------           -------------
          Paul R. Sylvester                        70,000<F1>                 --
          Melvin J. Trumble                        30,000<F2>                 --
          Randall L. Peat                          30,000                     --
          James W. Sanderbeck                      30,000                     --
          Early L. Stephens                        17,000                  3,000

---------------

<F1> Mr. Sylvester exercised 10,000 of the reported options on July 21,
     1998.

<F2> Mr. Trumble's estate exercised all of Mr. Trumble's options on July
     31, 1998.

          COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee develops compensation policies for the Company and evaluates annual salaries and incentive compensation plans for the executive officers. The Committee also reviews awards under certain stock-based compensation plans as approved by the Stock Option Committee. The Committee submits its recommendations on such matters to the full Board of Directors for ratification. The Committee consists of three directors, none of whom is a current or former employee of the Company.

COMPENSATION PHILOSOPHY

     The Committee's executive compensation philosophy is to provide competitive levels of compensation as well as incentives to achieve superior financial performance. The Committee's policies are designed to achieve four primary objectives: (i) align management's compensation with the Company's achievement of annual and long-term performance goals; (ii) reward above-average performance by the Company; (iii) recognize individual initiative and achievement; and (iv) assist the Company in attracting and retaining quality executive officers. The Committee believes that a significant portion of the annual compensation of each officer must relate to, and be contingent upon, the performance of the Company.

     The Company's basic compensation policies are designed to enhance shareholder value by rewarding executive officers for profitable growth of the Company and increases in the value of its Common Stock. The Company's executive compensation policies also seek to align the interests of executive officers and other key employees with the interests of shareholders through stock ownership. The Committee believes that it is in the Company's best interest to generate rewards for senior executives and key employees, which may result in above-average performance measured in terms of profit growth and total shareholder return.

     Executive officer compensation is comprised of three primary components: base salary and benefits, annual performance bonus, and participation in stock option and restricted stock plans. Each component of compensation is designed to accomplish one or more of the compensation objectives. Benefits offered to executive officers include participation in the Manatron, Inc. Salary Deferral and Employee Stock Ownership Plan, which covers substantially all employees, the Employee Stock Purchase Plan, and the Company's various health, life, and disability insurance benefit plans.

     Congress has amended the Internal Revenue Code of 1986 to add
Section 162(m) which provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1 million annually, with certain exemptions. The Company has examined its executive compensation policies in light of Section 162(m) and the regulations adopted by the Internal Revenue Service to implement this section. It is not expected that any portion of the Company's deduction for employee remuneration will be disallowed in fiscal year 1999 or in future years by reason of awards granted in fiscal year 1999.

BASE SALARY

     The Company seeks to attract and retain well-qualified executives by providing base salaries and benefit packages at levels that are considered to be competitive. In setting the base salaries of the Company's executive officers, the Committee considers the skill and experience required by an individual's position, job performance, accountability, and tenure. Although the Committee refers to base salaries at other comparable companies to help establish guidelines, the Company's current operating performance is considered most important in determining the base salaries of management.

     The Committee believes current base salaries for executive officers of the Company have not kept pace with and are below average for executives in similar positions. It is the Committee's intention to increase base salaries of executive officers to more competitive levels as profits improve. Nonetheless, incentive compensation based upon criteria designed to reward executives for performance which enhances shareholder value will continue to represent a significant percentage of potential executive compensation.

     In general, the Company adjusts executive officer salaries on an annual basis. The annual adjustments are determined by considering the Company's performance, each officer's performance, any increased responsibilities of the officer, and current economic conditions. The base salaries paid to the Company's executive officers during fiscal 1998 remained at the same levels as fiscal 1997.

ANNUAL BONUS PLAN

     Annual bonuses under the Company's short-term executive incentive compensation plan are intended to reward executives for achieving specific goals, motivate executives to work more effectively, and focus executives' attention on specific areas of major importance.

     Under the 1998 Executive Incentive Plan (the "1998 Plan") bonuses were based on the Company's after-tax earnings, which could result in awards up to 25% of a participant's base salary, depending upon the amount of earnings that were reported. In addition, the 1998 Plan was based upon the following six variables: (i) reduction in the Company's line of credit balance; (ii) increase in the Company's invested cash balances; (iii) reduction in the Company's past-due account receivables; (iv) achievement of the Company's sales forecasts; (v) improvement in the level of the Company's average overall customer satisfaction rating; and (vi) improvement in the Company's employee turnover percent. Awards based on the preceding six variables could not exceed 25% of a participant's base salary and were conditioned on achieving "threshold" goals. The amount of a participant's award based on the six variables was paid as follows:
(i) 65% of the total amount earned was paid to participants pro rata based on each participant's base salary; and (ii) the remaining 35% of the total amount earned was paid to participants based on performance objectives, criteria, and/or ratings for individual participants as determined by the Chief Executive Officer and the Committee. Total bonuses paid under the 1998 Plan to any participant were limited to 50% of that participant's base salary. Awards paid to participants ranged from the maximum limit (50% of a participant's base salary) to approximately 40% of a participant's base salary in fiscal 1998.

STOCK OPTIONS AND RESTRICTED STOCK

     The Stock Option Committee of the Board of Directors periodically grants stock options and restricted stock to executive officers of the Company. Stock options provide the recipient the right to acquire shares of the Company's Common Stock at fair market value on the date of grant. The options generally become exercisable immediately after the date of grant and expire 10 years following the date of grant. The number of shares covered by each grant is designed to provide the executive officers a substantial incentive to operate the Company from the perspective of an owner, thereby closely aligning their interests to those of the Company's shareholders.

     Although the Committee believes that stock ownership by executive officers and other key employees is beneficial, the Company currently has no target ownership level for Common Stock holdings by officers. The Stock Option Committee generally does not take into account in its decisions the amount and value of options and restricted stock currently held by an officer.

CHIEF EXECUTIVE OFFICER COMPENSATION

     The Chief Executive Officer's compensation is based upon the policies and objectives discussed above. The Committee considers current operating performance to be a key determinant in establishing the base salary of the Chief Executive Officer and also considers the Chief Executive Officer's performance, skill and experience, accountability, and length of service, and current economic conditions. The Committee believes that incentive compensation, designed to reward performance, should represent a significant percentage of the Chief Executive Officer's potential compensation.

     On October 10, 1996, the Company executed an employment agreement with Mr. Sylvester which provides for his continued service to the Company as President and Chief Executive Officer until termination of the employment agreement. The employment agreement also is described on page 22 of this Proxy Statement under the heading "Employment Agreements, Termination of Employment and Change in Control Arrangements."

     Under the employment agreement, Mr. Sylvester (i) will receive an annual base salary of at least $120,000; (ii) is entitled to participate in the Company's executive incentive bonus plan; and (iii) is entitled to receive fringe benefits available to all employees. Mr. Sylvester received an annual bonus of $60,000 for fiscal year 1998.

     All recommendations of the Committee attributable to compensation in the 1998 fiscal year were unanimous and were approved and adopted by the Board of Directors without modification.

     The Committee welcomes written comment from the Company's shareholders concerning its compensation programs. Comments should be marked "personal and confidential" and addressed to the Compensation Committee of the Board of Directors, Manatron, Inc., 2970 South 9th Street, Kalamazoo, Michigan 49009.

                              Respectfully submitted,

                              Harry C. Vorys (Chairman)
                              Gene Bledsoe
                              Stephen C. Waterbury


           EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND
                       CHANGE IN CONTROL ARRANGEMENTS

     ALLEN PEAT'S AGREEMENT. Effective October 17, 1995, the Company and Mr. Allen Peat entered into an agreement setting forth the terms pursuant to which Mr. Peat retired as Chairman, President, and Chief Executive Officer (the "Peat Agreement"). The Peat Agreement provides for severance compensation, deferred compensation, and other payments totaling approximately $1.3 million to be paid through December 1999. In fiscal 1998, under the Peat Agreement the Company paid to Mr. Peat approximately $245,000. Mr. Peat retains all rights of a retired employee under the Company's existing 401(k) plan, employee stock plan, and other qualified benefit plans, if any.

     The Peat Agreement contains standstill provisions restricting
Mr. Peat's ability to (i) acquire the Company's Common Stock; (ii) acquire control of the Company; (iii) solicit proxies for particular purposes;
(iv) subject his shares to a voting trust or similar agreement; and
(v) participate in or encourage a group which seeks to acquire, hold, or dispose of the Company's Common Stock. Notwithstanding the above standstill provisions, Mr. Peat is free to vote his existing shares as he determines and to dispose of any of the existing shares. Any transferee of Mr. Peat's shares shall take such shares free of the restriction imposed by the Peat Agreement.

     EMPLOYMENT AGREEMENTS OF PAUL SYLVESTER, MELVIN TRUMBLE, AND JAMES SANDERBECK. On October 10, 1996, the Company entered into an employment agreement with each of Messrs. Sylvester, Trumble, and Sanderbeck (the "Employment Agreements"). The Employment Agreements provide for employment for each listed individual until terminated as provided in the Employment Agreements. Under the Employment Agreements, each individual is paid a minimum salary ($120,000 for Mr. Sylvester, $105,000 for Mr. Trumble, and $95,200 for Mr. Sanderbeck). Under the Employment Agreements,
Messrs. Sylvester, Trumble, and Sanderbeck also are entitled to receive
(i) paid vacation in accordance with the Company's vacation policies;

(ii) standard benefits offered to all employees; and (iii) reimbursement of reasonable expenses in connection with the performance of job duties. In addition, each individual may be entitled to a Company automobile or a car allowance for business purposes and each participates in the 1998 Plan. Upon Mr. Trumble's death on May 7, 1998, the Company's obligations under Mr. Trumble's employment agreement terminated.

     If the employment of Messrs. Sylvester, Trumble, or Sanderbeck is terminated other than for Cause or if they resign from employment With Cause (each as defined in the Employment Agreements), the Employment Agreements require the Company to pay to the terminated employee six months' severance pay of an amount equal to the employee's base salary and any and all benefits in effect at the time of termination. Under
Mr. Sylvester's Employment Agreement, if Mr. Sylvester receives the severance pay described above, the outstanding loans made to him by the Company for the purpose of acquiring shares of the Company's Common Stock will be canceled in exchange for the Common Stock purchased by Mr. Sylvester. Effective May 1, 1998, the Company amended Mr. Sylvester's Employment Agreement to extend the period of severance payment to two years.

     RANDALL PEAT'S EMPLOYMENT AGREEMENT. On July 17, 1986, the Company entered into an employment agreement with Randall Peat, which provides for, among other things, a monthly salary (approximately $8,083 a month), annual bonus, and other fringe benefits, as determined from time to time by the Board of Directors. For any given year, it is intended that Mr. Peat's monthly salary and fringe benefits not be less than those received in the prior year. Mr. Peat's annual bonus is determined in accordance with the 1998 Plan. The term of Mr. Peat's employment agreement is a rolling five-year term, which is extended an additional year in December of each year unless the Board of Directors determines otherwise.


        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's Compensation Committee is composed of Messrs. Vorys, Bledsoe, and Waterbury. Mr. Waterbury is a partner in the law firm of Warner Norcross & Judd LLP, and Mr. Bledsoe is the Managing Partner of the Casal Group, a computer industry marketing services and management consulting firm. The services of these firms were utilized by the Company in fiscal year 1998 and the Company intends to continue to use these firms in fiscal year 1999.


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company is leasing its office in Greenville, North Carolina under a five-year agreement expiring on July 31, 1999, consisting of approximately 4,700 square feet, from HBH Partnership, of which Mr. Holloman, former President of SDS and a director of the Company, is a one-third owner, for approximately $4,300 per month. HBH Partnership is responsible for taxes, maintenance, and insurance on the leased property. The term of this lease was not negotiated at arm's length and may be deemed to involve a conflict of interest. However, in the opinion of management, the terms are at least as favorable to the Company as the terms which would be available to the Company in an arm's-length transaction.

     On June 29, 1995, the Company's ESOP purchased 142,858 shares of Common Stock from Mr. Allen Peat, former Chairman of the Board, President, and Chief Executive Officer, for $3.50 per share, which approximated market value on that date. The ESOP borrowed $500,000 from a bank to finance the stock purchase. The Company has guaranteed the ESOP's loan and is obligated to make contributions sufficient to enable the ESOP to repay the loan, including interest. The loan is repayable in quarterly installments of $25,000, plus interest at the bank's prime rate. As of April 30, 1998, $225,000 remained outstanding under the loan agreement.

     The Company has made two loans to Mr. Sylvester, President, Chief Executive Officer, and Chief Financial Officer, totaling $111,250, two loans to Mr. Douglas Peat, Regional Vice President, totaling $111,250 and one loan to Mr. Holloman, a director, of $50,000. The proceeds of the loans for each individual were used to purchase shares of Company Common Stock. Messrs. Sylvester and Peat are obligated to repay the full amount of their respective loans without interest beginning on March 1, 1999 and September 1, 1999, unless the loans become due earlier. Mr. Holloman is obligated to repay the full amount of his loan without interest beginning on March 1, 1999, unless the loan becomes due earlier. The loans become due before their respective repayment dates if Messrs. Sylvester, Peat or Holloman sell the Common Stock purchased with the proceeds of the respective loan.

     During fiscal year 1998, the Company retained the law firm of Warner Norcross & Judd LLP to perform certain legal services for the Company. Stephen C. Waterbury, a director of the Company, is a partner in Warner Norcross & Judd LLP. The Company plans to continue to retain Warner Norcross & Judd LLP in the future for certain legal matters.


                          STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on the Company's Common Stock to the Standard & Poor's 500 Stock Index and an industry index comprised of the common stock of nine companies in the computer software industry (the "Peer Group"), assuming an investment of $100 over a five-year period ended April 30, 1998, using 1993 as a base period. The Standard & Poor's 500 Stock Index is a broad equity market index published by Standard & Poor's. The Peer Group was selected by the Company and includes the companies listed in the footnote to the graph below. Cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (b) the difference between the share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period.

     The dollar values for total shareholder return plotted in the graph below are shown in the following table:

                              1993          1994         1995          1996         1997          1998
                              ----          ----         ----          ----         ----          ----
Manatron                     $100.00       $167.08      $130.31       $ 65.16      $ 70.17       $155.37
S & P 500                     100.00        105.32       123.72        161.09       201.58        284.36
Peer Group                    100.00        155.22       206.60        186.49       161.28        320.49

        COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN










                         [STOCK PERFORMANCE GRAPH]









------------------------

<F*>  The Peer Group includes Barrister Information Systems Corp.; Business
Records Corporation; Cerner Corp.; Computrac, Inc.; Microlog Corp.; Symix Systems I; Alpha Technologies, Inc.; and Systems & Computer Technology Corp.

          SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers to file reports of ownership and changes in ownership of shares of Common Stock with the Securities and Exchange Commission. Directors and officers are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports on Forms 5 were required for those persons for the 1998 fiscal year, the Company believes that its directors and officers complied with all applicable reporting and filing requirements during the Company's last fiscal year.


                           SELECTION OF AUDITORS

     The Company selected Arthur Andersen LLP, independent auditors, as its principal auditors for fiscal year 1998. Representatives of Arthur Andersen LLP are expected to be present at the 1998 Annual Meeting of Shareholders, will be provided with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.


                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the next annual meeting of shareholders must be received by the Company no later than May 11, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Shareholder proposals should be made in accordance with Rule 14a-8 issued under the Securities Exchange Act of 1934, as amended, and should be addressed to Secretary of Manatron, Inc., 2970 South 9th Street, Kalamazoo, Michigan 49009.


                          SOLICITATION OF PROXIES

     The Company will bear all costs of the preparation and solicitation of proxies, including the charges and expenses of brokerage firms, banks, trustees, or other nominees for forwarding proxy materials to beneficial owners. Solicitation of proxies will be made initially by mail. In addition, directors, officers, and employees of the Company and its subsidiaries may solicit proxies personally or by telephone or facsimile without additional compensation. Proxies may be solicited by nominees and other fiduciaries who may mail materials or otherwise communicate with beneficial owners of shares held by them. The Company has retained

Corporate Investor Communications, Inc. at an estimated cost of $3,500, plus expenses and disbursements, to assist in the solicitation of proxies.

                                        By Order of the Board of Directors

                                        /s/ Jane M. Rix

Kalamazoo, Michigan                     Jane M. Rix
September 8, 1998                       Secretary

                                APPENDIX A

                              MANATRON, INC.

                       RESTRICTED STOCK PLAN OF 1998



                                 SECTION 1

                  ESTABLISHMENT OF PLAN; PURPOSE OF PLAN

     1.1 ESTABLISHMENT OF PLAN. The Company hereby establishes the Restricted Stock Plan of 1998 for certain of its employees, including software development employees and other technical-related employees.

     1.2 PURPOSE OF PLAN. The purpose of the Plan is to provide an opportunity for certain employees of the Company and its Subsidiaries to acquire shares of Common Stock of the Company thereby giving such persons an additional incentive to make significant contributions to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of employees with the interests of the Company's shareholders through the opportunity for increased stock ownership and to assist the Company in attracting, rewarding and retaining employees. The Plan further is intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives.


                                 SECTION 2

                                DEFINITIONS

          The following words have the following meanings unless a different meaning is plainly required by the context:

     2.1  "Board" means the Board of Directors of the Company.

     2.2  "Code" means the Internal Revenue Code of 1986, as amended.

     2.3 "Committee" means the Stock Option Committee of the Board who shall administer the Plan. The Committee shall consist of at least two members of the Board, all of whom shall be "Non-Employee Directors" (as defined below). The Board, in its discretion, also may require that members of the Committee be "outside directors" as defined in the rules issued under Section 162(m) of the Code.

     2.4 "Common Stock" means the common stock, without par value, of the Company.

     2.5 "Company" means Manatron, Inc., a Michigan corporation, and its subsidiaries.

     2.6 "Consensual Severance" means the voluntary termination of all employment by the Participant with the Company or any Subsidiary that the Committee determines to be in the best interests of the Company.

     2.7 "Early Retirement" means the voluntary termination of all employment by a Participant with the written consent of the Committee after the Participant has attained 55 years of age and completed 10 years of service with the Company or any Subsidiary.

     2.8 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     2.9 "Normal Retirement" means the voluntary termination of all employment by a Participant after the Participant has attained 62 years of age, or such other age as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in a Restricted Stock
Agreement.

     2.10 "Participant" means the employees of the Company and its Subsidiaries who are granted Restricted Stock under the Plan.

     2.11 "Restricted Period" means a period of time following the date of the award of the Restricted Stock during which the Restricted Stock is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same award of Restricted Stock.

     2.12 "Restricted Stock" means Common Stock awarded to a Participant under Section 5 of the Plan.

     2.13 "Restricted Stock Agreement" means an agreement between the Company and a Participant that sets forth the terms and conditions of an individual award of Restricted Stock.

     2.14 "Subsidiary" means a corporation or other entity of which a majority of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or one or more Subsidiaries.

     2.15 "Total Disability" means that the Participant, for physical or mental reasons, is unable to perform the essential functions of his or her duties for the Company for 120 consecutive days, or 180 days during any 12-month period.

     2.16 "Vest" or "vesting" means the time when the restrictions on transfer of the Restricted Stock lapse or are removed.


                                 SECTION 3

                              ADMINISTRATION

     3.1 POWER AND AUTHORITY. The Committee shall administer the Plan. Except as limited in this Plan, the Committee shall have full power and authority to interpret the provisions of the Plan and Restricted Stock granted under the Plan, to supervise the administration of the Plan and the Restricted Stock granted under the Plan and to make all other determinations considered necessary or advisable under the Plan. All determinations, interpretations and decisions made by the Committee regarding the Plan shall be final and conclusive, but shall be based on recommendations of the Company's Chief Executive Officer. The Committee shall hold its meetings at such times and places as it deems advisable. Action may be taken by a written instrument signed by all of the members of the Committee, and any action so taken shall be as effective as if it had been taken at a meeting duly called and held. The Committee may delegate recordkeeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be employees of the Company or its Subsidiaries.

     3.2 GRANTS OR AWARDS TO PARTICIPANTS. In accordance with and subject to the provisions of the Plan, the Committee shall, based upon recommendations of the Chief Executive Officer, have the authority to determine all provisions of awards of Restricted Stock as the Committee may deem necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the authority to: (a) determine whether and when Restricted Stock will be granted, the persons to be granted Restricted Stock, the amount of Restricted Stock to be granted to each person and the terms of the Restricted Stock to be granted; (b) determine and amend vesting schedules, if any; (c) permit delivery or withholding of stock in payment of the exercise price or to satisfy tax withholding obligations; and (d) waive any restrictions or conditions applicable to any Restricted Stock. Restricted Stock shall be granted or awarded by the Committee, and Restricted Stock may be amended by the Committee consistent with the Plan, provided that no such amendment may become effective without the consent of the Participant, except to the extent that the amendment operates solely to the benefit of the Participant.

     3.3 INDEMNIFICATION OF COMMITTEE MEMBERS. Neither any current or former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan's administration by any appropriate person or persons.


                                 SECTION 4

                        SHARES SUBJECT TO THE PLAN

     4.1 NUMBER OF SHARES. Subject to adjustment, a maximum of 100,000 shares of authorized Common Stock may be available for awards of Restricted Stock under the Plan. Such shares may be authorized but unissued shares. If any such shares are forfeited through termination of employment or otherwise before lapse of restrictions, such shares may be reissued in subsequent grants of Restricted Stock under the Plan.

     4.2 LIMITATION UPON AWARDS OF RESTRICTED STOCK. No Participant shall be granted, during any calendar year, Restricted Stock with respect to more than 50% of the total number of shares of Common Stock available for awards of Restricted Stock under the Plan set forth in Section 4.1 of the Plan, subject to adjustment as provided in Section 4.3 of the Plan.

     4.3 ADJUSTMENTS. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization, merger, consolidation, combination, exchange of shares or any other change in the corporate structure or shares of the Company, the aggregate number and class of shares available for grants or awards under the Plan, together with award limits and other appropriate terms of this Plan, shall be appropriately adjusted. No fractional shares shall be issued pursuant to the Plan, and any fractional shares resulting from adjustments shall be eliminated from the respective award of Restricted Stock, with an appropriate cash adjustment for the value of any Restricted Stock eliminated. If an award of Restricted Stock is canceled, surrendered, modified, expires or is terminated during the term of the Plan but before the exercise or vesting of the Restricted Stock in full, the shares subject to but not purchased or retained by the Participant under the Restricted Stock shall be available for other awards of Restricted Stock.

                                 SECTION 5

                             RESTRICTED STOCK

     5.1 GRANT. A Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee and based on the recommendations of the Company's Chief Executive Officer. Restricted Stock shall be awarded on the condition that the Participant remain in the employ of the Company or one of its Subsidiaries during the Restricted Period. Such condition shall have no effect on the right of the Company or any Subsidiary to terminate the Participant's employment at any time. No payment is required from a Participant for an award of Restricted Stock.

     5.2 RESTRICTED STOCK AGREEMENTS. Each award of Restricted Stock under the Plan shall be evidenced by a Restricted Stock Agreement containing such terms and conditions, consistent with the provisions of the Plan, as the Committee and the Chief Executive Officer may deem appropriate.

     5.3  TERMINATION OF EMPLOYMENT.

          (a) GENERAL. If a Participant ceases to be employed by the Company or one of its Subsidiaries for any reason other than the Participant's death, Total Disability or any other additional provisions as determined by the Committee pursuant to Section 5.3(c), then any shares of Restricted Stock still subject to restrictions on the date of such termination automatically shall be forfeited to the Company. For purposes of the Plan, the following shall not be deemed a termination of employment: (i) a transfer of employment among the Company and its Subsidiaries; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; or (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided the employee's right to reemployment is guaranteed either by statute or contract. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee's right to reemployment is not guaranteed either by statute or contract, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.

          (b) DEATH OR TOTAL DISABILITY. Unless the terms of a Restricted Stock Agreement or grant provide otherwise, in the event a Participant terminates employment with the Company or one of its Subsidiaries because of death or Total Disability during the Restricted Period, the restrictions applicable to the shares of Restricted Stock automatically shall terminate and the Restricted Stock shall vest as of the date of termination.

          (c) ADDITIONAL PROVISIONS AS DETERMINED BY COMMITTEE. The Committee may, based upon recommendations of the Chief Executive Officer, provide provisions in any Restricted Stock Agreement permitting, or by resolution approve, vesting of all or part of any Restricted Stock awarded to a Participant upon termination due to Early Retirement, Normal Retirement or Consensual Severance.

     5.4  RESTRICTIONS ON TRANSFERABILITY.

          (a) GENERAL. Unless the Committee otherwise consents or unless the terms of a Restricted Stock Agreement provide otherwise, shares of Restricted Stock shall not be sold, exchanged, transferred, pledged or otherwise disposed of by a Participant during the Restricted Period other than to the Company pursuant to subsection 5.3 or 5.4(b) or by will or the laws of descent and distribution.

          (b) FORFEITURE TO THE COMPANY. If any sale, exchange, transfer, pledge or other disposition, voluntary or involuntary, of Restricted Stock that has not vested shall be made or attempted during the Restricted Period, except as provided above in subsections 5.3 and 5.4(a), the Participant's right to the Restricted Stock immediately shall cease and terminate and the Participant promptly shall forfeit to the Company any Restricted Stock granted to the Participant that is still subject to restrictions.

          (c) OTHER RESTRICTIONS. The Committee may impose other restrictions on any Restricted Stock as the Committee deems advisable.

     5.5 RIGHTS AS A SHAREHOLDER. During the Restricted Period, a Participant shall have all rights of a shareholder with respect to his or her Restricted Stock, including (a) the right to vote any shares at shareholders' meetings; (b) the right to receive, without restriction, all cash dividends paid with respect to such Restricted Stock; and (c) the right to participate with respect to such Restricted Stock in any stock dividend, stock split, recapitalization or other adjustment in the Common Stock of the Company or any merger, consolidation or other reorganization involving an increase or decrease or adjustment in the Common Stock of the Company. Any new, additional or different shares or other security received by the Participant pursuant to any such stock dividend, stock split, recapitalization or reorganization shall be subject to the same terms, conditions and restrictions as those relating to the Restricted Stock for which such shares were received.

     5.6  DEPOSIT OF CERTIFICATES; LEGENDING OF RESTRICTED STOCK.

          (a) DEPOSIT OF CERTIFICATES. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall be registered in the name of the relevant Participant and deposited, together with a stock power endorsed in blank, with the Company. Certificates for shares of Restricted Stock that have vested shall be delivered to the Participant upon written request within a reasonable period of time. The Participant shall sign all documents necessary or appropriate to facilitate such delivery.

          (b) LEGEND. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:

          This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement, and that provides for forfeiture upon certain events. A copy of that agreement is on file in the office of the Corporation.

After the applicable Restricted Period has expired with respect to an award of Restricted Stock and the shares of Restricted Stock have vested, a Participant may request in writing that the restrictive legend be removed from any certificate delivered to such Participant.

     5.7 RESALE. The Participant shall agree not to resell or redistribute such Restricted Stock after the Restricted Period except upon such conditions as the Company reasonably may specify to ensure compliance with federal and state securities laws.


                                 SECTION 6

                            GENERAL PROVISIONS

     6.1 NO RIGHTS TO AWARDS. No Participant or other person shall have any claim to be granted any Restricted Stock, and there is no obligation of uniformity of treatment of employees, Participants or holders or beneficiaries of Restricted Stock. The terms and conditions of the Restricted Stock of the same type and the determination of the Committee to grant a waiver or modification of any Restricted Stock and the terms and conditions thereof need not be the same with respect to each Participant.

     6.2  WITHHOLDING.  The Company or a Subsidiary shall be entitled to
(a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all amounts deemed necessary to satisfy any and all federal, state and local withholding and employment-related tax requirements attributable to Restricted Stock, including, without limitation, the grant or vesting of, or payment of dividends with respect to, Restricted Stock; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to Restricted Stock.

     6.3 COMPLIANCE WITH LAWS; LISTING AND REGISTRATION OF SHARES. All Restricted Stock granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to applicable laws, rules and regulations, and to the requirement that if at any time the Committee determines that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Restricted Stock or the issue or purchase of shares thereunder, such Restricted Stock may not be exercised in whole or in part, or the restrictions on such Restricted Stock shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     6.4 NO LIMIT ON OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.

     6.5 NO RIGHT TO EMPLOYMENT. The grant of Restricted Stock shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.

     6.6 GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the state of Michigan and applicable federal law, without regard to conflict of law principles.

     6.7 SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                 SECTION 7

                  EFFECTIVE DATE AND DURATION OF THE PLAN

     This Plan shall take effect April 1, 1998, which is the effective date of approval by the Board of Directors, provided that Restricted Stock granted before shareholder approval shall be subject to approval of the Plan by the Company's shareholders at a regular or special meeting. Unless earlier terminated by the Board of Directors, no Restricted Stock shall be granted under this Plan after March 31, 2008.


                                 SECTION 8

                         TERMINATION AND AMENDMENT

     The Board may terminate the Plan at any time, or may from time to time amend the Plan, provided that no such amendment may impair any outstanding Restricted Stock without the consent of the Participant, except according to the terms of the Restricted Stock. No termination, amendment or modification of the Plan shall become effective with respect to any Restricted Stock previously granted under the Plan without the prior written consent of the Participant holding such Restricted Stock unless such amendment or modification operates solely to the benefit of the Participant.

                                APPENDIX B

                              MANATRON, INC.
                   EMPLOYEE STOCK PURCHASE PLAN OF 1998


                                 ARTICLE I

                         PURPOSE AND COMMENCEMENT

     1.1 PURPOSE. The purpose of the Manatron, Inc. Employee Stock Purchase Plan (the "PLAN") is to secure for Manatron, Inc., a Michigan corporation (the "COMPANY"), and its shareholders the benefits of the incentive inherent in the ownership of the Company's capital stock by present and future employees of the Company and its subsidiaries. The Plan is intended to comply with the provisions of Sections 421, 423 and 425 of the Code, and the Plan shall be administered, interpreted and construed in accordance with such provisions.

     1.2 COMMENCEMENT. The Plan shall become effective on April 1, 1998; PROVIDED, HOWEVER, that in no event shall the Plan become effective unless within 12 months of the date of its adoption by the Board of Directors it has been approved by the Company's shareholders.


                                ARTICLE II

                                DEFINITIONS

     2.1 DEFINITIONS. As used in the Plan, the following terms shall have the following meanings:

          (a) "Available Shares" means the shares of Common Stock available for purchase under the Plan.

          (b) "Board of Directors" means the Board of Directors of the Company.

          (c) "Code" means the Internal Revenue Code as of 1986, as amended.

          (d) "Committee" means the Stock Option Committee of the Board of Directors, which will consist of not less than two members of the Board of Directors.

          (e) "Common Stock" means the common stock of the Company, without par value.

          (f) "Company" means Manatron, Inc., a Michigan corporation, and each of its subsidiaries.

          (g) "Election to Purchase Form" means such form as shall be approved by the Committee for distribution to Eligible Employees in connection with participation in the Plan.

          (h) "Eligible Employees" means the employees of the Company who meet the eligibility requirements set forth in Section 5.1 below.

          (i) "Fair Market Value" means the closing price reported on The Nasdaq SmallCap Market (or such other market that the Company's Common Stock is listed or quoted for trading on) on the Investment Date.

          (j) "Investment Date" means the last working day of the third month in each Plan Quarter.

          (k) "Investment Sharebuilder Account" means the account established on behalf of a Participating Employee pursuant to Section 6.2, in which shares of Common Stock purchased under the Plan are held.

          (l) "Participating Employee" means any Eligible Employee of the Company who has completed an Election to Purchase Form.

          (m) "Payroll Deduction Account" means the account established on behalf of a Participating Employee pursuant to Section 5.3 below, to which his or her contributions shall be credited.

          (n) "Permanent Disability" means an illness, injury or other physical or mental condition continuing for at least 180 consecutive days which results in a Participating Employee's inability to perform in all material respects the duties he or she customarily performed in his or her capacity as an employee of the Company.

          (o) "Plan" means the Manatron, Inc. Employee Stock Purchase Plan of 1998 as set forth herein, as it may be amended from time to time.

          (p) "Plan Quarter" means each calendar quarter ending on June 30, September 30, December 31 and March 31 of each year. The first Plan Quarter shall be the Plan Quarter commencing on April 1, 1998 and ending on June 30, 1998, or such later Plan Quarter as may be determined by the Board of Directors.

          (q) "Purchase Price" means the purchase price for a share of Common Stock to be paid by a Participating Employee on an Investment Date, as determined under Section 6.1 below.

                                ARTICLE III

                       SHARES RESERVED FOR THE PLAN

     3.1 NUMBER OF SHARES. There shall be reserved for issuance and purchase by Eligible Employees under the Plan an aggregate of 100,000 shares of Common Stock, subject to adjustment as provided in Section 7.4. Of the 100,000 shares of Common Stock available under the Plan, 5,000 shares shall be available for purchase under this Plan on each Investment Date. If less than all of the shares available for purchase on an Investment Date are purchased on that Investment Date, the surplus shares shall remain available for purchase on later Investment Dates.

     3.2 AVAILABLE SHARES. Shares of Common Stock available under the Plan may be shares now or hereafter authorized but unissued, or shares that were once issued and subsequently reacquired by the Company. If any right to purchase reserved shares shall not be exercised by any Eligible Employee for any reason or if such right to purchase shall terminate as provided in this Plan, such shares which have not been so purchased under the Plan shall become available under the Plan unless the Plan shall have been terminated, but such unpurchased shares shall not be deemed to increase the aggregate number of shares specified above to be reserved for the Plan (subject to adjustment as provided in Section 7.4).


                                ARTICLE IV

                        ADMINISTRATION OF THE PLAN

     The Plan shall be administered, at the expense of the Company, by the Committee. The Committee shall select one of its members as chairman and shall hold meetings at such times and places as it may determine. The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan. Subject to the express provisions of the Plan and based on recommendations of the Chief Executive Officer, the Committee shall have authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All determinations under the Plan shall be final and binding upon all persons unless otherwise determined by the Board of Directors.

                                 ARTICLE V

                       ELIGIBILITY AND PARTICIPATION

     5.1 ELIGIBLE EMPLOYEES. Except as otherwise provided in this Plan, all present and future employees of the Company shall be eligible to participate in the Plan; PROVIDED, HOWEVER, no person shall be eligible to participate in the Plan if:

          (a)  that person's customary employment by the Company:

               (i)  is 20 hours or less per week, or

               (ii) is not more than five months in any calendar year;

          (b) immediately after such participation that person would own 5% or more of the total combined voting power or value of all classes of stock of the Company;

          (c) at the time of such participation the person is not an employee of the Company; or

          (d)  that person is a member of a collective bargaining unit.

     In determining stock ownership under this Section 5.1, the rules of
Section 425(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     5.2 LIMITATIONS. No employee shall acquire the right to purchase shares of Common Stock which would permit that employee to purchase shares under all of the Company's employee stock purchase plans at a rate which exceeds $25,000 of the fair market value of the Common Stock (determined at the time the right is granted) in each calendar year. For purposes of this
Section 5.2:

          (a) the right to purchase stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year;

          (b) the right to purchase stock under an option accrues at the rate provided in the option, but in no case may such rate exceed $25,000 of the fair market value of such stock (determined at the time such option is granted) for any one calendar year; and

          (c) a right to purchase stock which has accrued during any Plan Quarter pursuant to the Plan may not be carried over to any other Plan Quarter.

     5.3  ELECTION TO PARTICIPATE.

          (a) Each Eligible Employee may participate in the Plan by filing with the Committee an Election to Purchase Form authorizing specified regular payroll deductions from the Eligible Employee's periodic compensation. Regular payroll deductions shall be subject to a minimum deduction of $5 per pay period and a maximum deduction of 10% of base compensation including sales commissions (not including overtime, bonuses, etc.). Payroll deductions shall be credited to the Participating Employee's Payroll Deduction Account. The Company may, in lieu of payroll deductions, approve equivalent direct payments by a Participating Employee for deposit in his or her Payroll Deduction Account. All funds in Payroll Deduction Accounts may be used by the Company for any corporate purpose.

          (b) A Participating Employee may at any time withdraw the balance accumulated in his or her Payroll Deduction Account and thereby cease to be a Participating Employee in the Plan. If a Participating Employee ceases to be an Eligible Employee, no further payroll deductions shall be made on his or her behalf and the accumulated balance in his or her Payroll Deduction Account promptly shall be refunded. A certificate for the full shares of Common Stock credited to the Participating Employee's Investment Sharebuilder Account will be forwarded to the Participating Employee. A Participating Employee may at any time, but not more than once during any period of 12 months, increase or decrease his or her payroll deductions by filing a new Election to Purchase Form which shall become effective on the following payroll date.

     5.4  DEATH, RETIREMENT OR PERMANENT DISABILITY.

          (a) If a Participating Employee dies during a Plan Quarter, no further contributions on behalf of the deceased Participating Employee shall be made. The executor or administrator of the deceased Participating Employee's estate may elect to withdraw the balance in the Participating Employee's Payroll Deduction Account by notifying the Company in writing at least 15 days before the Investment Date in respect of such Plan Quarter. If no election to withdraw has been made, the balance accumulated in the deceased Participating Employee's Payroll Deduction Account shall be used to purchase shares of Common Stock in accordance with Article VI of this Plan. Any whole shares in an Investment Sharebuilder Account will be delivered upon request to the deceased Participating Employee's beneficiary or such other person designated on the Election to Purchase Form.

          (b) If, during a Plan Quarter, a Participating Employee (i) retires or (ii) incurs a Permanent Disability, no further contributions on behalf of the retired or disabled Participating Employee shall be made. A retired or disabled Participating Employee may elect to withdraw the balance in his or her Payroll Deduction Account by notifying the Company in writing at least 15 days before the Investment Date. If the event no election to withdraw has been made, the balance accumulated in the retired or disabled Participating Employee's Payroll Deduction Account shall be used to purchase shares of Common Stock in accordance with Article VI of this Plan. Certificates for shares credited to the Participating Employee's Investment Sharebuilder Account will be forwarded to the Participating Employee upon request. If a retired or disabled Participating Employee dies during the Plan Quarter of such Participating Employee's retirement or disability and such Participating Employee shall not have notified the Company of his or her desire to withdraw the balance in his or her Payroll Deduction Account, the executor or administrator of such Participating Employee's estate or other legal title holder shall have all the rights provided pursuant to Section 5.4(a) hereof.


                                ARTICLE VI

                         PURCHASES OF COMMON STOCK

     6.1 PURCHASE PRICE. The Purchase Price for each share of Common Stock shall be 85% of the Fair Market Value of such share on the Investment Date.

     6.2  METHOD OF PURCHASE AND INVESTMENT SHAREBUILDER ACCOUNTS.

          (a) Except as otherwise provided in this Plan, each Participating Employee having funds in his or her Payroll Deduction Account on an Investment Date shall be deemed, without any further action, to have been granted and to have exercised the right to purchase the number of whole shares which the funds in his or her Payroll Deduction Account could purchase at the Purchase Price on the Investment Date. If the number of Available Shares on an Investment Date is not sufficient to exhaust all Payroll Deduction Accounts, the Available Shares shall be allocated in proportion to the funds available in each Payroll Deduction Account and the surplus in each Payroll Deduction Account shall be carried forward until the next Investment Date.

          (b) All whole shares purchased (rounded to the nearest dollar) shall be maintained in separate Investment Sharebuilder Accounts for Participating Employees. Unless the Participating Employee otherwise directs, any dividends paid with respect to the whole shares in a Participating Employee's Investment Sharebuilder Account shall be, in the discretion of the Committee, either distributed to the Participating Employee or applied to the Payroll Deduction Account for the purchase of whole shares and shares so purchased shall be added to the shares held for a Participating Employee in his or her Investment Sharebuilder Account. Participating Employees will be notified not less than annually as to the amount and status of their Payroll Deduction Accounts and Investment Shareholder Accounts.


                                ARTICLE VII

                         MISCELLANEOUS PROVISIONS

     7.1 TITLE OF ACCOUNTS. Each Investment Sharebuilder Account may be in the name of the Participating Employee or, if so indicated on the Election to Purchase Form, in his or her name jointly with a member of the Participating Employee's family, with right of survivorship. An employee who is a resident of a jurisdiction which does not recognize such a joint tenancy may have an Investment Sharebuilder Account in his or her name as tenant in common with a member of the Participating Employee's family, without regard of survivorship. With the Committee's consent, a Participating Employee may be permitted to designate a beneficiary to receive the Common Stock held in the Participating Employee's Investment Sharebuilder Account upon death or to transfer the Common Stock held in the Investment Sharebuilder Account to a revocable trust for the benefit of the Participating Employee.

     7.2 RIGHTS AS A SHAREHOLDER. After a Participating Employee's Payroll Deduction Account has been charged with the amount of the Purchase Price, the Participating Employee shall have all of the rights and privileges of a shareholder of the Company with respect to shares purchased under the Plan whether or not certificates representing the shares shall have been issued.

     7.3 RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution, and are exercisable during his or her lifetime only by the Participating Employee.

     7.4 ADJUSTMENT. In the event of a subdivision of shares, or the payment of a stock dividend thereon, the number of shares reserved or authorized to be reserved under this Plan shall be adjusted proportionately and such other adjustment shall be made as may be deemed necessary or equitable by the Board of Directors. In the event of any other change affecting the shares, such adjustments shall be made as may be deemed equitable by the Board of Directors to give proper effect to such event, subject to the limitations of Section 423 of the Code.

     7.5 AMENDMENT OF THE PLAN. The Board of Directors may at any time, or from time to time, amend the Plan in any respect, except that, without the approval of the shareholders, no amendment shall be made (a) increasing or decreasing the number of shares to be reserved under the Plan (other than as provided in Section 7.4), (b) changing the percentage of the Fair Market Value used to determine the Purchase Price, or (c) withdrawing the administration of the Plan from the Committee. Furthermore, the Plan may not, without approval of the shareholders, be amended in any way that will cause the Plan to fail to meet the requirements of Section 423 of the Code.

     7.6 TERMINATION OF THE PLAN. The Plan and all rights of Eligible Employees under the Plan shall terminate:

          (a)  on March 31, 2003; or

          (b) at any time, at the discretion of the Board of Directors, after the completion of any Plan Quarter.

     All funds remaining in a Participating Employee's Payroll Deduction Account and all Common Stock held in the Participating Employee's
Investment Sharebuilder Account upon termination of the Plan promptly shall be returned to the Participating Employee.

     7.7 GOVERNING LAW; COMPLIANCE WITH LAW. The Plan shall be construed in accordance with the laws of the state of Michigan, without regard to conflicts of law principles. The Company's obligation to sell and deliver shares of Common Stock hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any regulatory or governmental agency as may, in the opinion of counsel for the Company, be required. The Company may make such provisions as it may deem appropriate for the withholding of any taxes or payment of any taxes which it determines may be required to withhold or pay in connection with a Participating Employee's participation in the Plan.

     7.8 NO ASSIGNMENT. The purchase rights granted under the Plan are not assignable or transferable by a Participating Employee, other than by will or the laws of descent and distribution, and are exercisable during the Participating Employee's lifetime only by the Participating Employee. Any attempted assignment, transfer or alienation not in compliance with the terms of the Plan shall be null and void for all purposes and respects.

     7.9 INDEMNIFICATION OF COMMITTEE MEMBERS. Each person who is or was a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person's or the Committee's taking or failing to take any action under the Plan. Each such person shall be justified in relying upon information furnished in connection with the Plan's administration by any appropriate person or persons.

     7.10 NOT AN EMPLOYMENT CONTRACT. This Plan shall not be deemed to constitute a contract of employment between the Company and any Eligible Employee or Participating Employee or to be consideration or inducement for the employment of any Eligible Employee or Participating Employee. This Plan shall not be deemed to give any Participating Employee or Eligible Employee the right to be retained as an employee or in any other service of the Company, or to interfere with the right of the Company to discharge any Participating Employee or Eligible Employee at any time regardless of the effect that such discharge shall have upon such person as a participant in this Plan.








































                                APPENDIX C

                                  [FRONT]
PROXY                                                                 PROXY

                              MANATRON, INC.
                           2970 SOUTH 9TH STREET
                         KALAMAZOO, MICHIGAN 49009

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     THE UNDERSIGNED SHAREHOLDER HEREBY APPOINTS RANDALL L. PEAT AND PAUL
R. SYLVESTER, AND EACH OF THEM, EACH WITH FULL POWER OF SUBSTITUTION, PROXIES TO REPRESENT THE SHAREHOLDER LISTED ON THE REVERSE SIDE OF THIS PROXY AND TO VOTE ALL SHARES OF COMMON STOCK OF MANATRON, INC. THAT THE SHAREHOLDER WOULD BE ENTITLED TO VOTE ON ALL MATTERS WHICH COME BEFORE THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AT THE HOLIDAY INN-WEST, IN KALAMAZOO, MICHIGAN, ON THURSDAY, OCTOBER 8, 1998, AT 4:00 P.M., AND ANY ADJOURNMENT OF THAT MEETING.

     IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR APPROVAL OF ALL OF THE PROPOSALS CONTAINED IN THIS PROXY STATEMENT. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

                    PLEASE SIGN, DATE, AND RETURN THIS
                PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                                  [BACK]

                              MANATRON, INC.

PLEASE MARK YOUR VOTE IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1.   ELECTION OF DIRECTORS
     NOMINEES:  HARRY C. VORYS, GENE BLEDSOE,     FOR ALL
               JANE M. RIX AND ALLEN F. PEAT      EXCEPT    FOR  WITHHELD
                                                    [ ]     [ ]     [ ]
     (INSTRUCTION:  TO WITHHOLD AUTHORITY
     TO VOTE FOR ANY INDIVIDUAL NOMINEE,
     STRIKE THROUGH THAT NOMINEE'S NAME
     IN THE LIST ABOVE.)

     YOUR BOARD OF DIRECTORS RECOMMENDS
     THAT YOU VOTE FOR ALL NOMINEES

2.   APPROVAL OF RESTRICTED STOCK PLAN OF 1998    FOR       WITHHELD
                                                  [ ]         [ ]
     YOUR BOARD OF DIRECTORS RECOMMENDS
     THAT YOU VOTE FOR APPROVAL OF THE
     RESTRICTED STOCK PLAN

3.   APPROVAL OF EMPLOYEE STOCK PURCHASE
     PLAN OF 1998                                 FOR       WITHHELD
                                                  [ ]         [ ]
     YOUR BOARD OF DIRECTORS RECOMMENDS
     THAT YOU VOTE FOR APPROVAL OF THE
     EMPLOYEE STOCK PURCHASE PLAN

                                         DATED: ________________, 1998

                                         _________________________________

                                         _________________________________
                                         SIGNATURE OF SHAREHOLDER(S)

                                         IMPORTANT -- PLEASE SIGN EXACTLY
                                         AS YOUR NAME(S) APPEARS ON THIS
                                         PROXY.  WHEN SIGNING ON BEHALF OF
                                         A CORPORATION, PARTNERSHIP,
                                         ESTATE OR TRUST INDICATE TITLE OR
                                         CAPACITY OF PERSON SIGNING  IF
                                         SHARES ARE HELD JOINTLY EACH
                                         HOLDER SHOULD SIGN



                                     C-2